SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                    SHARES PURCHASED       AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-ANIMAS CORPORATION
          GABELLI FOUNDATION
                       2/21/06           10,000-           24.5000
          GAMCO ASSET MANAGEMENT, INC.
                       2/21/06          250,000-           24.5000
                       2/15/06            2,500            24.4560
                       2/14/06           10,000            24.4500
                       2/14/06            2,000-           24.4400
                       2/14/06           45,400            24.4700
                       2/14/06            7,772            24.4464
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES LTD
                       2/21/06          332,410-           24.5000
                       2/14/06           45,000            24.4500
                       2/13/06              424-           24.4797
          	GABELLI ASSOCIATES FUND II
                       2/21/06           22,382-           24.5000
                       2/14/06            1,000            24.4500
          	GABELLI ASSOCIATES FUND
                       2/21/06          311,313-           24.5000
                       2/14/06           11,505            24.4539
                       2/14/06           11,505-           24.4539
                       2/14/06           11,506            24.4539
                       2/14/06           19,000            24.4500
	     MJG ASSOCIATES, INC.
                       2/21/06           10,000-           24.5000
		GABELLI FUND, LDC
                       2/21/06           15,000-           24.5000
		GABELLI PERFORMANCE PARTNERSHIP
                       2/21/06           30,000-           24.5000
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       2/21/06           15,000-           24.5000
               GABELLI ABC FUND
                       2/21/06          130,000-           24.5000

(1) THE TRANSACTIONS ON 2/21/06 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $24.50 IN CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.